Exhibit 4.1

SUPPLEMENTAL INDENTURE NO. 2

This Supplemental Indenture No. 2 (this “Supplemental Indenture”), dated as of December 18, 2019, is made by and among William Lyon Homes, Inc., a California corporation (the “Issuer”), the guarantors party hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer, the Guarantors and the Trustee are party to that certain Indenture, dated as of March 9, 2018, as supplemented by the First Supplemental Indenture dated as of March 19, 2018 (as supplemented from time to time, the “Indenture”), providing for the issuance of the Issuer’s 6.00% Senior Notes due 2023 (the “Securities”);

WHEREAS, Section 9.02 of the Indenture provides, inter alia, that, in certain circumstances, the Issuer, the Guarantors and the Trustee may amend the Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) (the “Requisite Consents”);

WHEREAS, on November 5, 2019, William Lyon Homes (the “Parent”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Taylor Morrison Home Corporation, a Delaware corporation (“TMHC”), and a wholly owned subsidiary of TMHC, pursuant to which a wholly owned subsidiary of TMHC will be merged with and into the Parent (the “Merger”), with the Parent surviving the Merger as a wholly owned subsidiary of TMHC;

WHEREAS, Taylor Morrison Communities, Inc. (the “Offeror”), a Delaware corporation and indirect subsidiary of TMHC, has solicited consents (the “Consents”) to certain amendments to the Indenture and the Securities (the “Proposed Amendments”), upon the terms and subject to the conditions set forth in that certain offering memorandum and consent solicitation statement, dated December 5, 2019 (the “Offering Memorandum”) and that certain Consent Solicitation Statement, dated December 5, 2019 (the “Consent Solicitation Statement”);

WHEREAS, the holders of more than 98.7% in aggregate principal amount of the Securities outstanding (excluding any Securities owned by the Issuer or its affiliates) have validly delivered Consents and not validly revoked their Consents to the adoption of all of the Proposed Amendments effected by this Supplemental Indenture in accordance with the provisions of the Indenture, and evidence of such Consents has been provided by the Offeror to the Trustee;

WHEREAS, the Issuer, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the Offeror having received the Requisite Consents from the outstanding Securities pursuant to Section 9.02 of the Indenture, the Issuer desires to amend the Indenture and the Securities (the “Amendment”);

WHEREAS, in accordance with Section 11.04 of the Indenture, the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel with respect to this Supplemental Indenture on the date hereof; and

WHEREAS, pursuant to Sections 9.02 and 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to effect the Amendment, the parties mutually covenant and agree as follows:

ARTICLE I

Defined Terms

Section 1.1 Capitalized Terms. Capitalized terms used herein without being defined herein shall have the meanings assigned to them in the Indenture.

Section 1.2 Certain Definitions, etc. Any definitions used exclusively in the provisions of the Indenture or Securities that are deleted pursuant to the amendments set forth under this Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Securities, and all textual references in the Indenture and the Securities exclusively relating to paragraphs, Sections, Articles or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Supplemental Indenture are hereby deleted in their entirety. Any of the terms or provisions present in the Securities that relate to any of the provisions of the Indenture amended by Articles II through VI of this Supplemental Indenture shall also be amended so as to be consistent with the amendments made in this Supplemental Indenture.

ARTICLE II

Amendments to Article 3—Redemption

Section 2.1 The first sentence of Section 3.03 of the Indenture is hereby amended by replacing “30 days” with “three Business Days”.

ARTICLE III

Amendments to Article 4—Covenants

Section 3.1 Section 4.02 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.02. [Intentionally omitted].”

Section 3.2 Section 4.03 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.03. [Intentionally omitted].”

Section 3.3 Section 4.04 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.04. [Intentionally omitted].”

Section 3.4 Section 4.05 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.05. [Intentionally omitted].”

Section 3.5 Section 4.06 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.06. [Intentionally omitted].”

Section 3.6 Section 4.07 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.07. [Intentionally omitted].”

Section 3.7 Section 4.08 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.08. [Intentionally omitted].”

Section 3.8 Section 4.09 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.09. [Intentionally omitted].”

Section 3.9 Section 4.10 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.10. [Intentionally omitted].”

Section 3.10 Section 4.11 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.11. [Intentionally omitted].”

Section 3.11 Section 4.12 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.12. [Intentionally omitted].”

Section 3.12 Section 4.13 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.13. [Intentionally omitted].”

Section 3.13 Section 4.15 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.15. [Intentionally omitted].”

ARTICLE IV

Amendments to Article 5—Successor Company

Section 4.1 Section 5.01( a) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 5.01. (a) Neither the Parent nor the Company will, directly or indirectly, in a single transaction or a series of related transactions, (x) consolidate or merge with or into any Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Parent or the Parent and the Restricted Subsidiaries (taken as a whole) or the Company or the Company and the Restricted Subsidiaries that are Subsidiaries of the Company (taken as a whole), as the case may be, to any Person or (y) adopt a Plan of Liquidation unless, in either case, either (a) the Parent or the Company, as the case may be, will be the surviving or continuing Person or (b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Company or the Parent, as the case may be, under the Securities or the Parent’s Security Guarantee, as applicable, and this Indenture; provided that, in the case of the Company, at any time the Successor is a limited liability company, there shall be a co-issuer of the Securities that is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia.”

ARTICLE V

Amendments to Article 6—Defaults and Remedies

Section 5.1 Section 6.01(4) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(4) [Intentionally omitted];”

Section 5.2 Section 6.01(5) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(5) [Intentionally omitted];”

Section 5.3 Section 6.01(6) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(6) [Intentionally omitted];”

Section 5.4 Section 6.01(7) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(7) the Parent or the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its assets; or

(D) makes a general assignment for the benefit of its creditors.”

Section 5.5 Section 6.01(8) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Parent or the Company as debtor in an involuntary case;

(B) appoints a Custodian of the Parent or the Company or a Custodian for all or substantially all of the assets of the Parent or the Company; or

(C) orders the liquidation of the Parent or the Company, and the order or decree remains unstayed and in effect for 60 days; or”

Section 5.6 Section 6.01(9) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(9) the Security Guarantee of the Parent ceases to be in full force and effect (other than in accordance with the terms of such Security Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Security Guarantee (other than by reason of release of a Guarantor from its Security Guarantee in accordance with the terms of this Indenture and the Security Guarantee).”

ARTICLE VI

Amendments to Article 9—Amendments

Section 6.1 Section 9.07 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 9.07. [Intentionally omitted].”

ARTICLE VII

Amendments to the Securities

Section 7.1 The Securities are hereby amended by replacing Section 7 thereof in its entirety on the reverse side thereof and inserting in replacement thereof:

“7. [Intentionally omitted].”

ARTICLE VIII

Effectiveness

Section 8.1 Effectiveness. This Supplemental Indenture shall become a binding agreement between the parties hereto and effective when executed by the parties hereto. Notwithstanding the foregoing, the amendments to the Indenture and the Securities set forth herein shall not become operative until (i) the Offeror or the Company notifies the Trustee that it has delivered to The Depository Trust Company for the Holders the aggregate amount to be paid to Holders as consent payments under the Consent Solicitation Statement and the Offering Memorandum, upon the terms and subject to the conditions in the Consent Solicitation Statement and the Offering Memorandum, as applicable, in respect of the Consents validly delivered and not revoked thereunder and (ii) the Securities that are validly tendered (and not validly withdrawn) have been accepted for exchange by the Offeror in accordance with the terms of the Offering Memorandum.

ARTICLE IX

Miscellaneous

Section 9.1 Securities. Amendments to the Indenture pursuant to this Supplemental Indenture shall also apply to the Securities.

Section 9.2 Incorporation. All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture, and the Indenture, as amended and supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 9.3 Third Parties. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 9.4 Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 9.5 Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that may not be so limited, qualified or conflicted with, such provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

Section 9.6 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (including in “.pdf” or “tif” format) transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronically (including in “.pdf” or “tif” format) shall be deemed to be their original signatures for all purposes.

Section 9.7 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 9.8 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.

Section 9.9 Successors. All agreements of the Issuer in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 9.10 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.11 Ratification of Indenture; Supplemental Indenture; Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Issuer hereby expressly reaffirms each of its obligations to indemnify the Trustee and hold the Trustee harmless pursuant to Section 7.07 of the Indenture in connection with the Trustee’s execution and delivery of this Supplemental Indenture.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

ISSUER

WILLIAM LYON HOMES, INC.

By:	/s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President and Chief Executive Officer

TRUSTEE

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Donald T. Hurrelbrink
Name: Donald T. Hurrelbrink
Title: Vice President

GUARANTORS

WILLIAM LYON HOMES
WILLIAM LYON SOUTHWEST, INC.
PRESLEY HOMES
POLYGON WLH LLC

By:	/s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President and Chief Executive Officer

DUXFORD FINANCIAL, INC.
PH VENTURES-SAN JOSE
PH-LP VENTURES
PH-RIELLY VENTURES
PRESLEY CMR, INC.
SYCAMORE CC, INC.

By:	/s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President and Chief Operating Officer

WLH COMMUNITIES REALTY INC.

By:	/s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President

CALIFORNIA EQUITY FUNDING, INC.
HSP, INC.

By:	/s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: Executive Vice President

LYON WATERFRONT LLC
LYON EAST GARRISON COMPANY I, LLC
CIRCLE G AT THE CHURCH FARM NORTH JOINT VENTURE, LLC
MOUNTAIN FALLS, LLC

By: William Lyon Homes, Inc.
Its: Sole Member

By:	/s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President and Chief Executive Officer

WLH ENTERPRISES

By: William Lyon Homes, Inc.
Its: General Partner

By:	/s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President and Chief Executive Officer

By: Presley CMR, Inc.
Its: General Partner

By:	/s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President and Chief Operating Officer

MOUNTAIN FALLS GOLF COURSE, LLC

By WLH Enterprises
Its: Managing Member

By: William Lyon Homes, Inc.
Its: General Partner

By:	/s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President and Chief Executive Officer

By: Presley CMR, Inc.
Its: General Partner

By:	/s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President and Chief Operating Officer

460 CENTRAL, L.L.C.
BASELINE WOODS SFD I, L.L.C.
BASELINE WOODS SFD II, L.L.C.
BASELINE WOODS WEST, L.L.C.
BETHANY CREEK FALLS, L.L.C.
BROWNSTONE AT ISSAQUAH HIGHLANDS, L.L.C.
BRYANT HEIGHTS, L.L.C.
BULL MOUNTAIN RIDGE, L.L.C.
CALAIS AT VILLEBOIS, L.L.C.
CEDAR FALLS WAY LLC
CASCARA AT REDMOND RIDGE, L.L.C.
CORNELIUS PASS TOWNHOMES, L.L.C.
EDGEWATER TUALATIN, L.L.C.
GRANDE POINTE AT VILLEBOIS, L.L.C.
HIGH POINT III, L.L.C.
HIGHCROFT AT SAMMAMISH, L.L.C.
ISSAQUAH HIGHLANDS INVESTMENT FUND, L.L.C.
LES BOIS AT VILLEBOIS, L.L.C.
MILL CREEK TERRACE, L.L.C.
MURRAY & WEIR SFD, L.L.C.
ORENCO WOODS SFD, L.L.C.
PEASLEY CANYON HOMES, L.L.C.
POLYGON AT BRENCHLEY ESTATES, L.L.C.
POLYGON AT SUNSET RIDGE L.L.C.
POLYGON AT VILLEBOIS II, L.L.C.
POLYGON AT VILLEBOIS III, L.L.C.
POLYGON AT VILLEBOIS IV, L.L.C.
POLYGON AT VILLEBOIS V, L.L.C.
RIDGEVIEW TOWNHOMES, L.L.C.
RIVERFRONT MF, L.L.C.
RIVERFRONT SF, L.L.C.

By: Polygon WLH LLC
Its: Sole Member

By:	/s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President and Chief Executive Officer

SILVERLAKE CENTER, L.L.C.
SPANAWAY 230, L.L.C.
SPARROW CREEK, L.L.C.
THE RESERVE AT MAPLE VALLEY, L.L.C.
THE RESERVE AT NORTH CREEK, L.L.C.
TWIN CREEKS AT COOPER MOUNTAIN, L.L.C.
W.R. TOWNHOMES F, L.L.C.
VIEWRIDGE AT ISSAQUAH HIGHLANDS, L.L.C.
CASCADIAN KING COMPANY, L.L.C.
PNW CASCADIAN COMPANY, L.L.C.
POLYGON NORTHWEST COMPANY, L.L.C.
POLYGON PAYMASTER, L.L.C.
CASCADIAN SOUTH L.L.C.

By: Polygon WLH LLC
Its: Sole Member

By:	/s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President and Chief Executive Officer

WLH COMMUNITIES LLC
RSI JURUPA VALLEY LLC
RSI COMMUNITIES – CALIFORNIA LLC
WLH COMMUNITIES – TEXAS LLC
RSI CONSTRUCTION SERVICES LLC
WLH COMMUNITIES – ALDERWOOD LLC
WLH STILLWATER LLC
WLH STONEWALL LLC
WLH PRADO LLC
WLH TRAILS AT LEANDER LLC
WLH ONION CREEK LLC

By:	/s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: Vice President